                                                                     Exhibit B-2


                                   CERTIFICATE

I hereby certify that the Form U-9C-3 for Conectiv for the previous quarter has been provided to the state commissions listed below:

Delaware Public Service Commission
861 Silver Lake Boulevard
Cannon Building, Suite 100
Dover,  DE 19904

Maryland Public Service Commission
6 St. Paul Centre, 16th Floor
Baltimore, MD  21202

Virginia State Corporation Commission
1300 E. Main Street
Tyler Building
Richmond, VA 23219

Board of Public Utilities
Two Gateway Center
Newark, NJ  07102




                                                    CONECTIV


                                                    By: s/s Louis M. Walters
                                                        --------------------
                                                        Louis M. Walters
                                                        Treasurer

Date: March 30, 1999